UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.        )

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Aeon Global Health Corp.
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AEON GLOBAL HEALTH CORP.

Supplement to Proxy Statement

2018 Annual Meeting of Shareholders

Aeon Global Health Corp. (the “Company”) is providing this supplement (this “Supplement”) to its proxy statement dated October 26, 2018 (the “Proxy Statement”) in order to inform shareholders of the adjournment of the Company’s 2018 Annual Meeting of Shareholders (the “Annual Meeting”) with respect to one proposal and provide additional information regarding the solicitation of proxies.

On December 6, 2018, the Company convened the Annual Meeting and Proposals 1, 2, 3, 5 and 6, as set forth in the Company’s Proxy Statement, were approved. The Company adjourned the Annual Meeting with respect to Proposal 4, the proposal to amend the Company’s Amended Certificate of Incorporation to continue to restrict certain transfers of its common stock in order to preserve the tax treatment of its net operating losses and other tax benefits. The adjournment will allow for the solicitation of additional votes on Proposal 4. The Annual Meeting will reconvene with respect to Proposal 4 at 10:00 a.m. EDT on Wednesday, January 16, 2019 at the Company’s corporate headquarters, located at 2225 Centennial Drive, Gainesville, Georgia 30504. A copy of a press release announcing the adjournment is attached to this Supplement as Annex A.

Voting At the Adjourned Annual Meeting

To vote your shares at the adjourned Annual Meeting, you can follow the instructions set forth in our definitive Proxy Statement. In summary, if your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered a “stockholder of record” and you can vote your shares over the Internet, by telephone or by mail, in each case by following the instructions on the Notice of Internet Availability or proxy card previously delivered to you. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” To vote shares held in street name, you must follow the instructions provided to you by that institution. Telephone and Internet voting will also be available to stockholders owning shares through certain banks and brokers.

In either case, you may also choose to attend the adjourned Annual Meeting and cast your vote in person. To vote in person at the adjourned Annual Meeting, you must come to the adjourned Annual Meeting and we will provide the stockholder with a ballot. If you are a beneficial owner of shares, however, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot to be able to vote at the adjourned Annual Meeting.

Changing or Revoking your Vote

If you wish to change or revoke your voting instructions on Proposal 4 after you have submitted your proxy card, you may do so at any time before the proxies are voted at the adjourned Annual Meeting by either (i) notifying the Secretary of the Company in writing at the address on the first page of the Proxy Statement that you wish to revoke your proxy; (ii) delivering a subsequent proxy bearing a date after the date of the proxy being revoked and relating to the same shares; (iii) voting again via the telephone or internet; or (iv) voting in person at the adjourned Annual Meeting.

Please note that no votes, however cast, will be tabulated on any matter other than Proposal 4 at the adjourned Annual Meeting.

The Proxy Statement contains important information and this Supplement should be read in conjunction with the Proxy Statement.  Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement remains unchanged. This supplement should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

IT IS IMPORTANT THAT YOU VOTE YOUR SHARES PROMPTLY.

We appreciate your consideration of this Supplement.

Sincerely,

/s/ Hanif A. Roshan
Hanif A. Roshan, Chairman of the Board of Directors

December 6, 2018

Annex A

Press Release

AEON Global Announces Adjournment of Annual Meeting of Shareholders until January 16, 2019

Annual Meeting adjourned solely with respect to Proposal 4 – approval of an amendment to the Company’s Amended Certificate of Incorporation to continue to restrict certain transfers of its common stock in order to preserve the tax treatment of its net operating losses and other tax benefits

GAINESVILLE, GA – December 6, 2018 – AEON Global Health Corp. (OTC QB: AGHC) today announced that its 2018 Annual Meeting of Shareholders (the “Annual Meeting”), scheduled for Thursday, December 6, 2018, was convened and Proposals 1, 2, 3, 5 and 6, each as set forth in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on October 26, 2018 (the “Proxy Statement”), were approved.

The Company adjourned the Annual Meeting with respect to Proposal 4, a proposal to amend its amended certificate of incorporation to continue to restrict certain transfers of its common stock in order to preserve the tax treatment of its net operating losses and other tax benefits. While Proposal 4 has received the support of the majority of shares voting on the proposal, approval of more than 50% of all outstanding shares of Aeon’s common stock as of October 19, 2018 is necessary for the proposal to be approved. The adjournment will allow for the solicitation of additional votes on Proposal 4. The Annual Meeting will resume with respect to Proposal 4 at 10:00 a.m. EDT on Wednesday, January 16, 2019 at the Company’s corporate headquarters, located at 2225 Centennial Drive, Gainesville, Georgia 30504.

“Given that a majority of our voting shareholders are in favor of the proposal to continue to restrict certain transfers of our common stock in order to preserve the tax treatment of our company’s net operating losses and other tax benefits, we believe it is important that shareholders who have yet to vote be provided additional time to vote,” said Sonny Roshan, Executive Chairman & CEO of AEON. “We encourage those shareholders who have yet to vote to vote ‘for’ the proposal.”

During the pendency of the adjourned meeting, shareholders holding shares as of the record date of October 19, 2018 who have not yet voted are encouraged to vote on Proposal No. 4. Shareholders may also change their vote for Proposal No. 4 by executing a new proxy, revoking a previously given proxy or attending the meeting and voting in person, as set forth in the Proxy Statement.

To vote your shares at the adjourned meeting, you can follow the instructions set forth in our definitive Proxy Statement. In summary, if you are a stockholder of record, you can vote your shares over the Internet, by telephone or by mail, in each case by following the instructions on the Notice of Internet Availability or proxy card previously delivered to you. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” To vote shares held in street name, you must follow the instructions provided to you by that institution. Telephone and Internet voting will also be available to stockholders owning shares through certain banks and brokers.

Only shareholders of record on the record date of October 19, 2018 are entitled and are being requested to vote. Shareholders are urged to read the proxy statement and other relevant documents filed with the SEC.

For assistance in voting your shares or for general inquiries please contact Paul Suda, the Company’s General Counsel, at (888) 661-0225.

About AEON Global Health Corp.:

AEON Global Health Corp. is an emerging leader in the provision of clinically actionable medical informatics. Founded in 2011, Aeon is focused on the delivery of services that exceed federal standards for quality and industry standards for turn-around time. Operating out of a 30,000 square foot facility built to FDA standards in suburban Atlanta, the Company provides a comprehensive menu of diagnostic and laboratory-developed tests as well as interpretative data for a wide range of inherited conditions.

Except for historical information, the matters discussed in this press release may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this release, words such as “believe”, “anticipate” think”, “intend”, “plan”, “will be”, “expect” or similar expressions identify such forward looking statements. In addition, such statements include declarations regarding the intent, belief or current expectations of the Company and its management, including those related to cash flow, gross margins, revenues, and expenses which are dependent on a number of factors outside of the control of the Company including, for example, the markets for the Company's services, costs of and services, other expenses, government regulations, litigation, and general business conditions. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release.